December 8, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 333-159577

Dear Sirs/Madams:

We have read Item 4.01 of Mountain Renewables, Inc.’s Form 8-K dated December 8, 2010 and we agree with the statements made concerning our firm.

Yours truly,